Exhibit 10.1

first amendment

to

EXECUTIVE EMPLOYMENT AGREEMEnt

Company and Executive agree as follows:

1.	As used throughout this First Amendment, the initially capitalized terms shall have the meanings ascribed to them in the Agreement, unless first or otherwise defined herein.

(a)	“Agreement” means the employment agreement made and entered into by and between Company and Executive on the 18th day of August 2017, a copy of which was filed by the Company with the SEC.

(b)	“Apartment” means 148 Greene Street, Apt 3S, New York, New York.

(c)	“Application Fee” means the $500 fee payable to The Andrews Organization, which is the property manager for the Co-op Board.

(d)	“Associated Fees” means the Broker’s Fee and the Application Fee.

(e)	“Broker’s Fee” means the 15% commission payable to Corcoran Group Real Estate, the broker with respect to the sublease of the Apartment, on the total Rent due under the Lease for the Rental Term, which amount totals $22,500.

(f)	“Co-op Board” means 150 Greene Street Corp. which is the co-op board for the co-op in which the Apartment is located.

(g)	“Company” means Akari Therapeutics PLC, a company organized under the law of England and Wales.

(h)	“Deposit” means the $39,500 in deposits comprising (i) the $37,500 security deposit to Sublandlord, and (ii) the $2,000 damage deposit to the Co-op Board; each of which deposits is refundable, less deductions for any allowable charges, at the end of the Rental Term.

(i)	“Executive” means David Horn Solomon Ph.D., who, as of the First Amendment Date, resides at Hornbaekgaardsvej 2, Hornbaek 3100, Denmark, is employed by Company as its Chief Executive Officer, and serves as a Class A Director on its Board of Directors.

(j)	“First Amendment” means this first amendment to the Agreement.

(k)	“First Amendment Date” means 14 September 2017.

(l)	“Lease” means the sublease to be entered into prior to the Relocation Date by and between Executive and Sublandlord, for the rental of the Apartment to Executive for the Rental Term.

(m)	“Relocation Date” shall have the meaning ascribed to it in Section 3(j)(i) of the Agreement as amended.

(n)	“Rent” means the monthly rental for the Apartment which, for the duration of the Rental Term, is Twelve-Thousand-Five-Hundred Dollars (US$12,500) per month.

(o)	“Rental Term” means the period commencing on 15 September 2017 and expiring on 14 September 2018.

(p)	“Sublandlord” means Arita Shahrzad, having an address at 276 5th Avenue, Suite 402, New York, New York 10001, who is the existing tenant of the Apartment.

(q)	“Transition Payments” shall have the meaning ascribed to it in Section 3(j)(vi) of the Agreement as amended.

(r)	“Transition Period” shall have the meaning ascribed to it in Section 3(j)(ii) of the Agreement as amended.

2.	The Agreement is amended as follows:

(a)	Section 3. (j) of the Agreement is amended to read in its entirety as follows:

3. (j) Relocation.

(i)	CEO will relocate his primary residence to the Apartment, and shall be resident in, New York, New York on 15 September 2017 (the “Relocation Date”).

(ii)	The period commencing on the Employment Date and ending on 31 July 2018 shall be known as the “Transition Period”.

(iii)	During the Term, all travel expenses of Executive which are not business travel and all travel by Executive’s family members shall be at the sole expense of Executive.

(iv)	Executive shall submit expense reports for the business travel expenses associated with the Schedule and shall maintain these expenses within the budget agreed between the Executive and the Executive Chairman.

(iv)	All costs of relocation of Executive’s family, including without limitation Executive and his family’s personal property, wherever situated, to the United States shall be at the sole expense of Executive.

(v)	All costs associated with the sale and purchase of realty and all lease payments, except as expressly set forth herein, shall be the sole responsibility of Executive.

(vi)	Apartment During Transition Period.

(A)	Company shall pay the following in lieu of any relocation benefits, payment, or otherwise payable to the Executive:

A.	The Rent for the period commencing on the Relocation Date and ending on the last day of the Transition Period, which amounts to $131,250 in total;

B.	The Associated Fees which amount to $23,000 in total; and

C.	The Deposit which amounts to $39,500 in total;

(collectively, the “Transition Payments”). Company shall pay the Transition Payments directly to the individuals or entities to which they are owed in full and when due. Upon receipt of the fully executed First Amendment and the fully executed Lease, Company shall pay $12,500 of the $131,250 in Rent, the Associated Fees, and the Deposit. Following receipt of this fully executed First Amendment, the fully executed Lease, and receipt of the approval of the Lease by the Co-op Board, Company shall pay the remaining $118,750 of the Rent. Any rebate, deduction or abatement associated with the Lease during the Transition Period shall be the property of the Company.

(B)	Executive shall pay:

A.	the Rent for the portion of the Rental Term which extends beyond the Transition Period; and

B.	all utilities and other such expenses associated with the Apartment during the Rental Term.

(vii)	Imputed Income, Tax Liability, No Gross Up. If, during the Term, any payments made by Company to or on behalf of Executive, including, without limitation, with respect to the Apartment, are deemed or determined to be reportable as income to Executive, then Executive shall be solely responsible for any and all taxes due on such payments regardless of the country or countries in which such taxes may be due and shall indemnify Company with respect to any such taxes which Company may be required to pay. Company shall report to the appropriate taxing authorities as income to Executive all such payments which it reasonably believes should so be reported and shall withhold such amounts as it is required to withhold. For the avoidance of doubt, Company shall not gross up and shall have no obligation to gross up, any such payments which are or which are imputed to be income to Executive and on which taxes are due.

(viii)	Repayment.

(A)	If subsequent to Company’s payment of the Associated Fees, the Deposit and the first month’s rent, the Co-op Board does not accept Executive as a subtenant and rejects the Lease, then Executive shall promptly refund such payments to Company and if not refunded within thirty (30) days, Company shall be entitled to deduct such amounts from Executive’s pay until such amounts are paid in full.

(B)	If subsequent to payment of the Transition Payments by Company and prior to the end of the Transition Period, the lease is revoked or terminated, Executive breaches any obligation hereunder, or Executive’s employment terminates for any reason whatsoever, then Executive shall pay to Company within thirty (30) days of such event, the portion of the Transition Payments attributable to the balance of the Transition Period following such revocation or termination.

(C)	At the end of the Rental Term, Executive shall repay the Deposit to Company.

(ix)	Visa Assistance. Company shall provide reasonable legal assistance as determined by the Company to Executive in securing visas for his spouse and child prior to the end of the Transition Period.

3.	Additional Terms.

(a)	This First Amendment is effective as of the First Amendment Date.

(b)	Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect according to its terms.

(c)	This First Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For all purposes, a signature sent by email as a pdf shall be treated as an original.

IN WITNESS WHEREOF, Executive and Company have executed this First Amendment as of the First Amendment Date.

Executive	Company

Akari Therapeutics, Plc

/s/ David Horn Solomon	By:	/s/ Ray Prudo
David Horn Solomon	Name:	Ray Prudo
	Title:	Executive Chairman

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